               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     Noel Group, Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                NOEL GROUP, INC.
                               667 MADISON AVENUE
                            NEW YORK, NEW YORK 10021

                                   ----------

                                 PROXY STATEMENT

                                   ----------


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1997

                                   ----------

        This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Noel Group, Inc., a Delaware corporation ("Noel" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 20, 1997, at 10:00 A.M. (local time) at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, or any adjournment thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed form of proxy were first mailed to shareholders on or about April 21, 1997. The principal executive office of Noel is located at 667 Madison Avenue, New York, New York 10021. The telephone number of Noel's principal executive office is
(212) 371-1400.

        A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby FOR the nominees for directors set forth below, and in accordance with his best judgment on any other matters which may properly be brought before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting.

        Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone or other means, as appropriate. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's common stock, par value $.10 per share ("Common Stock"), for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

        The close of business on March 26, 1997 has been fixed as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were 20,421,039 shares of Common Stock issued and outstanding and entitled to vote.

        Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. Directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote.

        To the best knowledge of Noel, none of the Company's directors, or nominees for election as directors, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as to each person who, to the knowledge of the Board of Directors, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock:


NAME AND ADDRESS OF                                  NUMBER OF SHARES            PERCENT OF
 BENEFICIAL OWNER                                    OF COMMON STOCK              CLASS (1)
-------------------                                  ---------------             ----------
KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306                             3,083,616(2)                 15.1%

Louis Marx, Jr.
667 Madison Avenue
New York, New York 10021                               1,453,756(3)                  7.1%

Brae Group, Inc.
11011 Richmond Avenue
Houston, Texas 77042                                   1,433,313(4)                  7.0%

Fir Tree Inc.
1211 Avenue of the Americas, 29th Floor
New York, New York  10036                              1,153,500(5)                  5.6%

Farallon Capital Management LLC et al.
One Maritime Plaza, Suite 1325
San Francisco, California 94111                        1,088,500(6)                  5.3%


----------

(1) Based on 20,421,039 shares of Common Stock issued and outstanding on the Record Date.

(2) The information set forth in the table and this footnote regarding shares beneficially owned by KeyCorp is based on a Schedule 13G dated February 14, 1997, filed by KeyCorp as a parent-holding company of Spears, Benzak, Salomon & Farrell, Inc. ("Spears Benzak"), reflecting beneficial ownership of Common Stock by Spears Benzak as of February 14, 1997.

(3) Consists of 20,443 shares held directly by Mr. Marx and 1,433,313 shares held by Brae Group, Inc. ("Brae"), of which shares Mr. Marx may be deemed the beneficial owner.

(4) The shares beneficially owned by Brae are also reported as beneficially owned by Louis Marx, Jr. See Footnote (3).

(5) The information set forth in the table and this footnote regarding shares beneficially owned by Fir Tree Inc. ("Fir Tree") is based on a Schedule 13D dated March 7, 1997 filed by Fir Tree Inc. and Jeffrey Tannenbaum relating to shares of Common Stock purchased by Fir Tree (doing business as Fir Tree Partners) for the account of (i) Fir Tree Value Fund, L.P., of which Mr. Tannenbaum is the general partner, (ii) Fir Tree Institutional Fund, L.P., of which Mr. Tannenbaum is a member of the general partner and (iii) Fir Tree Value Partners, of which Mr. Tannenbaum acts as an investment adviser.

(6) The information set forth in the table and this footnote regarding shares beneficially owned by Farallon Capital Management LLC et al. is based on a
     Schedule 13D dated December 19, 1996, as amended, filed jointly by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners, II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Capital Management, LLC, Farallon Partners, LLC, Enrique H. Boilini, David I. Cohen, Joseph F. Downes, Fleur E. Fairman, Jason M. Fisch, Andrew B. Fremder, William F. Mellin, Stephen L. Millham, Meridee A. Moore and Thomas
     F. Steyer.

        The table which follows sets forth certain information, as of the Record Date, concerning shares of Common Stock owned of record or beneficially by each director of the Company, by each of the "Named Officers" (as hereinafter defined), and by all executive officers and directors of the Company as a group. The footnotes reflect the ownership by such persons of each class of equity securities of certain entities some or all of which may be deemed to be "subsidiaries" of Noel within the meaning of the federal securities laws. The term "Named Officers" means any person who either (i) served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996 or (ii) was one of the Company's four most highly compensated officers (other than the Chief Executive Officer) serving as an officer during the fiscal year ended December 31, 1996 and whose total salary and bonus during 1996 exceeded $100,000.

 NAME OF                                      NUMBER OF SHARES                    PERCENT OF
 BENEFICIAL OWNER                              OF STOCK (1)                        CLASS (2)
 ----------------                          ---------------------                  ----------
William L. Bennett                              445,315(3)                           2.1%
Karen Brenner                                         0(4)                             *
Livio M. Borghese                                28,334(5)                             *
Joseph S. DiMartino                             808,334(6)                           3.8%
Vincent D. Farrell, Jr.                       3,091,950(7)                           15.1%
Herbert M. Friedman                              22,334(8)                             *
James K. Murray, Jr.                              8,334(9)                             *
James G. Niven                                  22,223(10)                             *
Samuel F. Pryor, III                            13,889(11)                             *
Samuel F. Pryor, IV                            301,665(12)                           1.5%
Stanley R. Rawn, Jr.                           603,523(13)                           2.9%
James A. Stern                                  38,334(14)                             *
Edward T. Tokar                                  8,334(15)                             *
Todd K. West                                    52,000(16)                             *

ALL EXECUTIVE OFFICERS AND DIRECTORS
   AS A GROUP (INCLUDES 15 PERSONS)          5,689,871(17)                          25.1%


----------

*     Less than 1%

(1) Unless otherwise indicated, each of the parties listed has sole voting and investment power over the shares owned. The number of shares indicated includes in each case the number of shares of Common Stock issuable upon exercise of (i) stock options granted under (a) Noel's 1988 Option Plan, and (b) Noel's Non-Employee Directors' Stock Option Plan and (ii) non-plan warrants, to the extent that such options and warrants are currently exercisable. For purposes of this table, options and warrants are deemed to be "currently exercisable" if they may be exercised within 60 days following the date of mailing of this Proxy Statement.

(2) Based on 20,421,039 shares of Common Stock issued and outstanding on the Record Date. In addition, treated as outstanding for the purpose of computing the percentage ownership of each director or Named Officer and of all executive officers and directors as a group are shares issuable to such individual or group upon exercise of currently exercisable options or warrants.

(3) Consists of 3,000 shares held by Mr. Bennett's wife as trustee for Mr. Bennett's children (as to which shares Mr. Bennett disclaims beneficial ownership) and 442,315 shares issuable upon exercise of currently exercisable options. Mr. Bennett is also the beneficial owner of 131,134 shares (1.8%) of common stock of Carlyle Industries, Inc., formerly known as Belding Heminway Company, Inc. ("Carlyle") consisting of 105,124 shares held directly, 5,600 shares issuable upon exercise of currently exercisable options, 525 shares of Carlyle common stock held by Mr. Bennett's wife as trustee for Mr. Bennett's children, and 19,885 shares of Carlyle common stock held by Mr. Bennett's wife (with Mr. Bennett disclaiming beneficial ownership in such shares held by his wife as trustee for his children and by his wife), 98,012 shares (less than 1%) of Carlyle Series B preferred stock, 245,070 shares (1.6%) of common stock of HealthPlan Services Corporation ("HealthPlan Services"), consisting of 200,070 shares held directly by Mr. Bennett and 45,000 shares issuable upon exercise of currently exercisable options, 600 shares (less than 1%) of common stock of Curtis Industries, Inc. ("Curtis"), and 9,100 shares (less than 1%) of common stock of Lincoln Snacks Company ("Lincoln Snacks").

(4) Ms. Brenner is the beneficial owner of 30,111 shares (less than 1%) of HealthPlan Services common stock (all of which is held by Ms. Brenner's 401(k) account), 254,200 shares (3.3%) of common stock of Carlyle, consisting of 50,000 shares held by Ms. Brenner's 401(k) account and 204,200 shares issuable upon exercise of currently exercisable options, and 250,004 shares (3.9%) of common stock of Lincoln Snacks, consisting of 9,100 shares held directly and 240,904 shares issuable upon exercise of currently exercisable options, of which options for 74,237 shares were granted by Lincoln Snacks and options for 166,667 shares were granted by Noel.

(5) Consists of 20,000 shares held directly by Mr. Borghese and 8,334 shares issuable upon exercise of currently exercisable options. Mr. Borghese is the beneficial owner of 74,563 shares (28.5%) of Curtis common stock, 63,015 shares (29.5%) of Curtis series B convertible preferred stock, 3,216 shares (less than 1%) of Carlyle common stock and 5,000 shares (less than 1%) of HealthPlan Services common stock.

(6) Consists of 8,334 shares issuable upon exercise of currently exercisable options and 800,000 shares issuable upon exercise of a warrant which is currently exercisable. Mr. DiMartino is also the beneficial owner of 12,800 shares (less than 1%) of HealthPlan Services common stock, consisting of 8,000 shares held directly and 4,800 shares issuable upon exercise of currently exercisable options, 20,250 shares (less than 1%) of common stock of Staffing Resources, Inc. ("Staffing Resources") consisting of 15,000 shares held directly and 5,250 shares issuable upon exercise of currently exercisable options, and 25,078 shares (less than 1%) of Carlyle common stock consisting of options to purchase 4,600 shares issuable upon exercise of currently exercisable options and 20,478 shares held by Mr. DiMartino as trustee under two "rabbi" trusts established for the benefit of former executives of Carlyle (with Mr. DiMartino disclaiming beneficial ownership in such shares held by such trusts) and 196,023 shares (less than 1%) of Series B preferred stock of Carlyle consisting of shares held by Mr. DiMartino as trustee under two "rabbi" trusts (with respect to which shares Mr. DiMartino disclaims beneficial ownership).

(7) Consists of 8,334 shares issuable upon exercise of currently exercisable options and 3,083,616 shares beneficially owned by Spears Benzak, with respect to which shares Mr. Farrell disclaims beneficial ownership. See Footnote (2) of the preceding table.

(8) Consists of 14,000 shares held directly by Mr. Friedman and 8,334 shares issuable upon exercise of currently exercisable options. Mr. Friedman is also the beneficial owner of 877 shares (less than 1%) of Carlyle common stock, 8,000 shares (less than 1%) of Lincoln Snacks common stock, 2,000 shares (less than 1%) of common stock of HealthPlan Services, and 2,000 shares (less than 1%) of common stock of Staffing Resources held jointly by Mr. Friedman and his wife.

(9) Consists of 8,334 shares issuable upon exercise of currently exercisable options. Mr. Murray is also the beneficial owner of 963,559 shares (6.4%) of HealthPlan Services common stock, consisting of 11,600 shares held directly by Mr. Murray, 150,000 shares held by Mr. Murray's wife (as to which Mr. Murray disclaims beneficial ownership), 163,156 shares held by two private companies in which Mr. Murray has a pecuniary interest and Mr. Murray disclaims ownership except to the extent thereof, 593,803 shares held by a family limited partnership and 45,000 shares issuable upon exercise of currently exercisable options, and 701 shares (less than 1%) of Carlyle common stock.

(10) Consists of 22,223 shares issuable upon exercise of currently exercisable options. Mr. Niven is also the beneficial owner of 16,050 shares (less than 1%) of HealthPlan Services common stock, consisting of 11,250 shares held directly by Mr. Niven and 4,800 shares issuable upon exercise of currently exercisable options, 32,500 shares (less than 1%) of Lincoln Snacks common stock, consisting of 9,100 shares held directly and 23,400 shares issuable upon exercise of currently exercisable options, 3,899 shares (less than 1%) of Carlyle common stock, and 8,125 shares (less than 1%) of common stock of Staffing Resources consisting of options which are currently exercisable.

(11) Consists of 5,555 shares held directly by Mr. Pryor and 8,334 shares issuable upon exercise of currently exercisable options. Mr. Pryor is the beneficial owner of 2,436 shares (less than 1%) of Carlyle common stock.

(12) Consists of 2,583 shares held for Mr. Pryor's wife, 5,748 shares held by certain trusts for the benefit of Mr. Pryor's children, as to which shares Mr. Pryor disclaims beneficial ownership, and 293,334 shares issuable upon exercise of currently exercisable options. Mr. Pryor is the beneficial owner of 96,362 shares (less than 1%) of HealthPlan Services common stock, consisting of 91,562 held directly and 4,800 shares issuable upon exercise of currently exercisable options. Mr. Pryor is the beneficial owner of 134,066 shares of Carlyle common stock consisting of (i) 48,102 shares held of record by Mr. Pryor; (ii) 56,809 shares held by an irrevocable trust for the benefit of Mr. Pryor's minor children, as to all of which shares Mr. Pryor disclaims beneficial ownership; (iii) 23,102 shares held by The Prospect Group, Inc. Capital Accumulation IRC and Profit Sharing Plan for the benefit of Mr. Pryor; (iv) 453 shares held by Mr. Pryor's wife; and (v) 5,600 shares which Mr. Pryor could acquire upon the exercise of director's stock options. Mr. Pryor also beneficially owns 245,030 shares of preferred stock of Carlyle consisting of: (i) 73,509 shares of preferred stock held of record by Mr. Pryor; (ii) 98,012 shares of preferred stock held by an irrevocable trust for the benefit of Mr. Pryor's minor children, as to all of which shares Mr. Pryor disclaims beneficial ownership; and (iii) 73,509 shares held by The Prospect Group, Inc. Capital Accumulation IRC and Profit Sharing Plan for the benefit of Mr. Pryor.

(13) Consists of 254,189 shares held directly by Mr. Rawn, 10,000 shares held by Mr. Rawn's daughter and an aggregate of 11,000 shares held by Mr. Rawn's sons with respect to which shares Mr. Rawn disclaims beneficial ownership, 8,334 shares issuable upon exercise of currently exercisable options and 320,000 shares issuable upon exercise of a warrant which is currently exercisable. Mr. Rawn is also the beneficial owner of 632,257 shares (4.9%) of common stock of Staffing Resources consisting of 577,770 shares held directly, 46,362 held by members of Mr. Rawn's family, with respect to which Mr. Rawn disclaims beneficial ownership, and 8,125 shares issuable upon exercise of currently exercisable options, and 2,196 shares (less than 1%) of Carlyle common stock.

(14) Consists of 25,000 shares held directly by Mr. Stern, 5,000 shares held by Mr. Stern's wife as custodian for their children, and 8,334 shares issuable upon exercise of currently exercisable options. Mr. Stern is the beneficial owner of 6,724 shares (less than 1%) of Carlyle common stock consisting of 5,847 shares held directly and 877 shares held by Mr. Stern's wife as a custodian for their children.

(15) Consists of 8,334 shares issuable upon exercise of currently exercisable options. Mr. Tokar is the beneficial owner of 1,462 shares (less than 1%) of Carlyle common stock and 1,000 shares (less than 1%) of Lincoln Snacks common stock.

(16) Consists of 2,000 shares held directly by Mr. West and 50,000 shares issuable upon exercise of currently exercisable options. Mr. West is the beneficial owner of 20,078 shares (less than 1%) of common stock of HealthPlan Services, 49,006 shares (less than 1%) of preferred stock of Carlyle, 5,000 shares (less than 1%) of common stock of Staffing Resources and 10,000 shares (less than 1%) of Lincoln Snacks common stock.

(17) Includes 2,236,212 shares issuable upon exercise of currently exercisable options and warrants and 3,115,947 shares with respect to which beneficial interest is disclaimed; see Footnotes (3) through (16). The executive officers and directors as a group hold shares of capital stock (including certain shares as to which beneficial interest is disclaimed, including as indicated in Footnotes (3) through (16) of the following entities some or all of which may be deemed to be subsidiaries of Noel within the meaning of the federal securities laws: HealthPlan Services: 1,421,143 shares (9.5%) of common stock, including 104,400 shares issuable upon exercise of currently exercisable options; Staffing Resources: 667,632 shares (5.3%) of common stock including 21,500 shares issuable upon exercise of currently exercisable options: Curtis: 76,003 shares (29.1%) of common stock and 63,015 shares (29.5%) of Series B convertible preferred stock;
      Lincoln Snacks: 319,704 shares (5.0%) of common stock, including 97,637 shares issuable upon exercise of currently exercisable options issued by Lincoln Snacks and 166,667 shares transferable upon exercise of currently exercisable options issued by Noel; Carlyle: 631,406 shares (8.4%) of common stock, including, 214,400 shares issuable upon exercise of currently exercisable options and 637,076 shares (3.0%) of Series B preferred stock.

                              ELECTION OF DIRECTORS

       The Board of Directors has nominated the ten individuals whose names are set forth below for election to the Board of Directors, each to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of the Company. In the event that any of such nominees for election at the Meeting should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

       The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each director nominee of the Company (i) the name and age; (ii) the principal position with the Company; (iii) the principal occupation or employment, if different, and (iv) the month and year in which service began as a director. With the exception of Samuel F. Pryor, III, a director of the Company, who is the father of Samuel F. Pryor, IV, a Managing Director of the Company, no family relationship exists among any of the executive officers and directors of the Company. Mr. William L. Bennett, currently a director of the Company, is not standing for re-election.


                               PRESENT POSITION      PRINCIPAL OCCUPATION OR
NAME AND AGE                     WITH NOEL           EMPLOYMENT, IF DIFFERENT           DIRECTOR SINCE
------------                   ----------------      ------------------------           --------------
Joseph S. DiMartino (53)       Chairman of the                                           October 1990
                               Board;
                               Director(1)

Stanley R. Rawn, Jr. (69)      Chief Executive                                           June 1990
                               Officer;
                               Director(1)



Livio M. Borghese (58)         Director               Chairman of Curtis                 October 1992
                                                          Industries, Inc.


Vincent D. Farrell, Jr. (50) Director                 Managing Director, Spears,         February 1995
                                                      Benzak, Salomon & Farrell, Inc.

Herbert M. Friedman (65)     Director(1)              Partner, Zimet, Haines,            April 1988
                                                      Friedman & Kaplan

James K. Murray, Jr. (61)    Director(3)              President and Chief Executive      February 1995
                                                      Officer, HealthPlan Services
                                                      Corporation

James G. Niven (51)          Director                 Senior Vice President, Sotheby's   February 1991

Samuel F. Pryor, III (68)    Director(1)(2)(3)        Partner, Davis Polk & Wardwell     October 1990

James A. Stern (46)          Director(3)              Chairman, The Cypress Group        October 1991
                                                      L.L.C.

Edward T. Tokar (47)         Director(2)              Vice President-Investments,        March 1989
                                                      AlliedSignal Inc.

----------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Stock Option and Compensation Committee.

BIOGRAPHICAL  INFORMATION OF DIRECTOR  NOMINEES (WHICH NOMINEES  INCLUDE CERTAIN
                                    EXECUTIVE OFFICERS)

      Joseph S. DiMartino has served as a director of Noel since October 1990 and became Chairman of the Board of Noel effective March 20, 1995. Mr. DiMartino serves as Chairman of the Dreyfus Group of mutual funds and served as President and Chief Operating Officer of The Dreyfus Corporation, an investment adviser and manager of the Dreyfus Group of mutual funds, from 1982 until December 31, 1994. Mr. DiMartino is also a director of Carlyle, a distributor of a line of home sewing and craft products, principally buttons, Staffing Resources, a provider of diversified staffing services to a broad range of businesses in various industries throughout the Mid-Atlantic, Southeastern, Southwestern and Rocky Mountain regions of the United States, HealthPlan Services, a leading managed healthcare services company, and Curtis, a national distributor of fasteners, security products, chemicals, automotive replacement parts, fittings and connectors, and tools and hardware. Mr. DiMartino is also a director of numerous funds in the Dreyfus Group of mutual funds. Mr. DiMartino is a director of the National Muscular Dystrophy Association and a trustee of Bucknell University.

      Stanley R. Rawn, Jr. served as a director of Noel and its predecessor company from 1969 until January 1987 and has served as a director of Noel since June 1990. Mr. Rawn became Chief Executive Officer of Noel effective March 20, 1995. From November 1985 until May 1992, Mr. Rawn was Chairman and Chief Executive Officer and a director of Adobe Resources Corporation, an oil and gas exploration and production company which merged into Santa Fe Energy Resources, Inc. in May 1992. Mr. Rawn is also a director of The Prospect Group, Inc. ("Prospect"), a company which, prior to its adoption of a Plan of Complete Liquidation and Dissolution in 1990 and subsequent dissolution in 1997, conducted its major operations through subsidiaries acquired in leveraged buyout transactions. Mr. Rawn is a Senior Managing Director and director of Swiss Army Brands, Inc. ("Swiss Army Brands"), the exclusive United States and Canadian importer and distributor of Victorinox Original Swiss Army Officers' knives and professional cutlery, as well as the marketer of Swiss Army'r'

Brand watches and other products, Chairman of the Executive Committee and a director of Staffing Resources, and a trustee of the California Institute of Technology.

      Livio M. Borghese has served as a director of Noel since October 1992. Mr. Borghese has been Chairman of Curtis since September 1990. Mr. Borghese is also a director of Curtis. In addition, since 1990 Mr. Borghese has been Chairman and President of Luma Corp., a company engaged in private investments. In 1989 Mr. Borghese served as Chairman of International Corporate Finance at Prudential-Bache Securities. Mr. Borghese held various executive positions with Bear Stearns & Co. from 1968 to 1988, ending as Senior Managing Director and a member of the Executive Committee. Mr. Borghese serves as a director of Revco D.S., Inc., a drug store chain, OMI Corp., a bulk shipping company, and The United Kingdom Fund, Inc., a diversified closed-end management investment company.

      Vincent D. Farrell, Jr. has served as a director of Noel since February 1995. Mr. Farrell has been a Managing Director of the investment management firm of Spears, Benzak, Salomon & Farrell, Inc. since 1982. Mr. Farrell is also a director of Swiss Army Brands.

      Herbert M. Friedman has served as a director of Noel since April 1988. Mr. Friedman has been a member of the law firm of Zimet, Haines, Friedman & Kaplan since 1967. Zimet, Haines, Friedman & Kaplan acts as counsel to the Company. Mr. Friedman also serves as a director of Prospect, Swiss Army Brands and Connectivity Technologies Inc. ("Connectivity"), a distributor, manufacturer and assembler of specialty wire and cable products.

      James K. Murray, Jr. has served as a director of Noel since February 1995. Mr. Murray has served as President, Chief Executive Officer and a director of HealthPlan Services since October 1994. Mr. Murray co-founded the predecessor to HealthPlan Services in 1970 under the name Plan Services, Inc. Following the acquisition of the predecessor company by The Dun & Bradstreet Corporation ("D&B") in 1978, Mr. Murray served as President of the predecessor until April 1989, when he assumed the position of President of D&B Credit Services. Mr. Murray also held the position of Corporate Senior Vice President from March 1990 until his retirement from D&B in December 1993. Mr. Murray also served as President of Reuben H. Donnelley Corp., a publisher of telephone yellow pages, from March 1990 until August 1991 and as its Chairman from August 1991 until December 1993.

      James G. Niven has served as a director of Noel since February 1991. Mr. Niven has served as a Senior Vice President of Sotheby's since November 4, 1996. Mr. Niven has been a general partner of Pioneer Associates Company, a venture capital investment company since 1982. Mr. Niven served as Chairman of Simmons Outdoor Corporation ("Simmons"), a leading marketer of consumer optical products for the sporting goods industry, from October 1994 to December 1995. Mr. Niven is also a director of Prospect, The Lynton Group, Inc., a company engaged in aircraft charter and maintenance, Tatham Offshore, Inc., an independent energy company engaged in the development, exploration and production of offshore oil and gas reserves, Lincoln Snacks, a leading manufacturer and marketer in the United States and Canada of caramelized pre-popped popcorn. Mr. Niven is also an Advisory Director of Houston National Bank, a commercial bank, and CBT Bancshares, Inc., multi-financial holding company. He is also a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center and a trustee of the Museum of Modern Art and of the National Center for Learning Disabilities, Inc.

      Samuel F. Pryor, III has served as a director of Noel since October 1990. Mr. Pryor has been a partner in the law firm of Davis Polk & Wardwell since 1961. Mr. Pryor is also a director of Prospect, a director of the Provident Loan Society, Chairman of the Board of the World Rehabilitation Fund, Vice Chairman of the Episcopal Church Pension Fund and Chairman of its investment committee, a trustee of the Westchester Land Trust and an Overseer of the University of Pennsylvania Law School.

      James A. Stern has served as a director of Noel since October 1991. Mr. Stern was a Managing Director of Lehman Brothers, a division of Lehman Brothers Inc., from 1982, and headed its Merchant Banking Group from June 1989, until May 1994, when he became Chairman of The Cypress Group L.L.C., a merchant banking firm. Mr. Stern is a director of K & F Industries Inc., a manufacturer of aircraft wheels and brakes, Lear Corporation, a leading provider of automotive interior systems, R. P. Scherer Corporation, a producer of gelatin capsules and advanced drug delivery systems, Cinemark U.S.A., Inc., a movie theater operator in the United States, and Amtrol, Inc., a manufacturer of flow control products.

      Edward T. Tokar has served as a director of Noel since March 1989. Since February 1985, Mr. Tokar has been Vice President-Investments of AlliedSignal Inc., a diversified multi-national company with operations in aerospace, automotive and engineered materials. Mr. Tokar is a director of Morgan Products Ltd., a manufacturer and distributor of specialty building products, a trustee of the Morgan Grenfell Investment Trust and a trustee of the College of William and Mary. He also serves on the Board of Advisers to various investment partnerships and other organizations.

  BIOGRAPHICAL INFORMATION OF EXECUTIVE OFFICERS (OTHER THAN DIRECTOR NOMINEES)

      Karen Brenner has been a Managing Director of Noel since November 1991. Previously, Ms. Brenner served as a director of Noel from October 1989 until November 1991, and as a Vice President of Noel from April 1989 until November 1991. Prior to joining Noel, Ms. Brenner was a principal in a management and financial consulting business, specializing in managing turnaround situations for venture capital and leveraged buyout companies. Since June 1994, Ms. Brenner has served as Chairman and Chief Executive Officer of Lincoln Snacks and has also served as a director of Lincoln Snacks since its inception. Ms. Brenner was formerly Chairman of the Board of Swiss Army Brands. Ms. Brenner has served as Chairman of Carlyle since May 1996, as President and Chief Executive Officer since October 1996, and as Vice-Chairman and a director since February 1996. Ms. Brenner is currently a director of On Assignment, Inc., a leading nationwide provider of science professionals on temporary assignments to laboratories in the biotechnology, environmental, chemical, pharmaceutical, food and beverage and petrochemical industries, a member of the Board of Trustees of Prep for Prep, a charitable organization dedicated to providing preparatory education to disadvantaged children, and a trustee of the City Parks Foundation of New York.

      Donald T. Pascal has been a Managing Director of Noel since November 1991. Previously, Mr. Pascal served as a director of Noel from October 1989 until November 1991, and as a Vice President and Secretary of Noel from May 1988 until November 1991, when he became a Managing Director. He served as a Vice President of Prospect from March 1986 until February 1989. Prior to joining Prospect, Mr. Pascal worked in the venture capital operations of E. M. Warburg Pincus & Co., Inc. and for Strategic Planning Associates, a management consulting firm. Mr. Pascal has served as Chairman of the Board of Connectivity since May 1996. Mr. Pascal also serves as a director of Connectivity and as a director of Sylvan Inc., a company which produces mushroom spawn and fresh mushrooms.

      Samuel F. Pryor, IV has been a Managing Director of Noel since November 1991. Previously, Mr. Pryor served as a director of Noel from October 1990 until November 1991. Mr. Pryor is also President, Chief Executive Officer and a director of Prospect. Mr. Pryor joined Prospect in 1986 as a Vice President, and served as Managing Director from 1988 until October 1991, when he became President of Prospect. Before joining Prospect, Mr. Pryor worked at the private banking firm of Brown Brothers Harriman & Co. from 1979 to 1986. Mr. Pryor is a director of HealthPlan Services, Carlyle and Illinois Central Corporation, a railroad holding company.

      Todd K. West has served as Vice President-Finance since August 1990, as Secretary since November 1991 and as Chief Financial Officer since January 27, 1993. Mr. West also served as Treasurer and Chief Financial Officer from August 1990 until November 1991. Mr. West joined Prospect in September 1988 and served as Assistant Vice President - Finance, Assistant Treasurer and Assistant Secretary from February 1989 until November 1990, when he became Vice President-Finance, Treasurer and Secretary. Mr. West became a certified public accountant in 1987.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors of the Company held five meetings during 1996. All current directors (other than William L. Bennett, Livio M. Borghese and Vincent
D. Farrell, Jr.) attended 75% or more of the total number of meetings of the Board of which they were members and of the committees of which they were members.

      The Executive Committee, the Audit Committee and the Stock Option and Compensation Committee (the "Compensation Committee") are the only standing committees of the Board. There is no formal nominating committee; the Board of Directors or the Executive Committee performs this function.

      The Executive Committee, which is currently composed of Joseph S. DiMartino, Herbert M. Friedman, Samuel F. Pryor, III and Stanley R. Rawn, has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the Delaware
General Corporation Law. During 1996, the Executive Committee held three meetings.

      The Audit Committee, which is currently composed of Edward S. Tokar, its Chairman, and Samuel F. Pryor, III, consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee met once during 1996.

      The Compensation Committee, which is currently composed of James K. Murray, Jr., its Chairman, and James A. Stern and Samuel F. Pryor, III, has all of the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's stock option plans (other than the grant of options under the Non-Employee Directors' Stock Option Plan), the compensation of officers, directors, employees and other persons performing substantial services for the Company, and the approval of transactions between the Company and any substantial shareholder, officer, director or affiliate thereof. The Compensation Committee did not meet in 1996.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons with respect to whether any reports on Form 5 were required, the Company believes that except as described below, during the year ended December 31, 1996, all of the Reporting Persons complied with their Section 16(a) filing requirements with respect to their ownership of the Common Stock. The sale by James K. Murray, Jr.'s wife, of 4,000 shares in June 1996 was inadvertently not reported by Mr. Murray by filing a Form 4; such sale was reported by Mr. Murray in a Form 5 timely filed on February 13, 1997.

DIRECTORS' FEES

        Each non-employee director receives an annual fee of $5,000 for serving as a director of the Company and additional fees of $1,000 for each meeting of the Board attended by any such director and $500 for each meeting of a committee of the Board attended by such director. Directors of Noel are also reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses, and are eligible to participate in Noel's 1988 Stock Option Plan and Noel's 1995 Stock Option Plan. Non-employee directors are eligible to participate in Noel's Non-Employee Directors' Stock Option Plan. In addition, all directors are entitled to participate in Noel's matching gift program which matches charitable contributions of up to $10,000 per annum.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth certain information regarding compensation awarded or paid to, or earned by, during each of the last three fiscal years, the person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996, and the Company's four most highly compensated officers (other than the Chief Executive Officer) who were serving as officers during the fiscal year ended December 31, 1996 and whose total salary and bonus during the fiscal year ended December 31, 1996 exceeded $100,000 (the "Named Officers"). The footnotes reflect options granted to, and directors' fees received by, the Named Officers from certain entities some or all of which may be deemed to be "subsidiaries" of Noel within the meaning of the federal securities laws.

                                                                                        LONG TERM COMPENSATION
                                                                                ------------------------------------
                                              ANNUAL COMPENSATION                          AWARDS            PAYOUTS
                                         ------------------------------         ------------------------     -------
                                                                OTHER
                                                                ANNUAL          RESTRICTED    SECURITIES                ALL OTHER
                                                                COMPEN-         STOCK         UNDERLYING    LTIP         COMPEN-
NAME AND PRINCIPAL                                              SATION          AWARD(S)      OPTIONS/      PAYOUTS      SATION
     POSITION(1)       YEAR      SALARY ($)      BONUS ($)      ($)(2)              ($)        SARS(#)        ($)         ($)
---------------------- -----     ----------      ----------     ------          ------------  --------      --------     ------
Stanley R. Rawn, Jr.   1996        13,000(3)         -0-            -0-             -0-          -0-          -0-          -0-
  Chief Executive      1995             1(4)         -0-            -0-             -0-      320,000(5)       -0-          -0-
  Officer              1994           -0-            -0-            -0-             -0-          -0-          -0-          -0-

Joseph S. DiMartino    1996       750,000(6)     250,000(7)       8,270(8)          -0-          -0-(9)       -0-       93,849(10)
  Chairman             1995       656,250(11)        -0-          2,575(8)          -0-      800,000(12)      -0-       92,763
                       1994           -0-            -0-            -0-             -0-          -0-          -0-          -0-

Karen Brenner          1996       563,440(13)    550,000(14)      4,233(8)          -0-          -0-(15)      -0-       77,018(16)
  Managing             1995       350,000        250,000          4,039(8)          -0-             (17)      -0-       76,587
  Director             1994       268,466        150,000          7,022(18)         -0-             (19)      -0-        9,240

Samuel F. Pryor, IV    1996       236,250            -0-          9,363(8)          -0-          -0-(20)      -0-       80,822(21)
  Managing             1995       236,250            -0-          8,950(8)          -0-      100,000(22)      -0-        4,720
  Director             1994       225,000        200,000         15,558(18)         -0-          -0-          -0-       86,995

Todd K. West           1996       117,000        120,000          3,890(8)          -0-          -0-          -0-        4,750(23)
  Vice President-      1995       117,000         90,000          3,711(8)          -0-          -0-          -0-        4,620
  Finance              1994        97,500         75,000          6,450(18)         -0-          -0-          -0-        9,240


(1) Mr. Rawn was appointed as Chief Executive Officer of the Company effective March 20, 1995 and did not serve as an officer or employee during 1994.

(2) Except as otherwise indicated, the dollar value of perquisites and other personal benefits for each of the Named Officers was less than established reporting thresholds.

(3) Consists of salary paid to Mr. Rawn pursuant to his employment arrangement with Noel which is currently at will.

(4) Consists of $1 paid to Mr. Rawn pursuant to his employment agreement with Noel which agreement expired in March 1996.

(5) Consists of a warrant to purchase 320,000 shares of Common Stock granted on March 9, 1995. The warrant was granted to Mr. Rawn to induce Mr. Rawn to enter into an employment agreement with Noel.

(6) Consists of salary paid to Mr. DiMartino by Noel pursuant to Mr. DiMartino's employment arrangement with Noel which is currently at will.

(7) Consists of a payment made to Mr. DiMartino on February 15, 1996 as an inducement to Mr. DiMartino to remain as an employee of Noel.

(8) Consists of the premium for supplemental long-term disability insurance reported as compensation income for the Named Officer.

(9)     In 1996, Carlyle granted Mr. DiMartino options to purchase 1,000 shares.

(10) Consists of the amount of the benefit to Mr. DiMartino of the payment by the Company of a life insurance premium with respect to split dollar life insurance, calculated in accordance with the SEC guidelines. Does not include director's fees of an aggregate of $36,916 paid in 1996 to Mr. DiMartino by HealthPlan Services ($10,500) and Carlyle ($26,416) with respect to service by Mr. DiMartino on the Board of Directors of such entities and certain committees thereof.

(11) Consists of salary paid to Mr. DiMartino pursuant to his employment agreement dated February 15, 1995, which agreement expired in February 1996, pursuant to which Mr. DiMartino was paid a salary at the rate of $750,000 per annum.

(12) Consists of a warrant granted by Noel on January 4, 1995 to purchase 800,000 shares of Common Stock. In addition, on April 18, 1995, Carlyle granted Mr. DiMartino an option to purchase 5,000 shares of common stock of Carlyle. On June 20, 1995, Carlyle granted Mr. DiMartino an option to purchase 6,000 shares of common stock of Carlyle. On May 18, 1995, HealthPlan Services granted Mr. DiMartino an option to purchase 12,000 shares of common stock of HealthPlan Services. On May 31, 1995, Simmons (then a subsidiary) granted Mr. DiMartino an option to purchase 15,000 shares of common stock of Simmons. On June 1, 1995, Staffing Resources granted Mr. DiMartino an option to purchase 10,000 shares of common stock of Staffing Resources.

(13) Includes $350,000 paid to Ms. Brenner by Noel pursuant to her employment agreement dated March 1, 1996, pursuant to which Ms. Brenner is paid a salary of $350,000 per annum. Also includes (i) $188,440 paid to Ms. Brenner by Carlyle pursuant to her consulting agreement with Carlyle dated March 22, 1996, pursuant to which Ms. Brenner is paid at the annual rate of $250,000 per annum and (ii) $25,000 paid by Lincoln Snacks to Ms. Brenner pursuant to her employment arrangement, effective July 1, 1996, with Lincoln Snacks pursuant to which Ms. Brenner is paid at the annual rate of $50,000.

(14) Consists of (i) a bonus of $400,000 awarded to Ms. Brenner by Noel in January 1997 with respect to services rendered by her during 1996; and
        (ii) a bonus of $150,000 awarded to Ms. Brenner by Carlyle with respect to services rendered to Carlyle during 1996.

(15) In 1996, Carlyle granted Ms. Brenner options to purchase 211,000 shares of common stock. In 1996, Lincoln Snacks granted Ms. Brenner options to purchase 150,000 shares of common stock.

(16) Consists of the (i) $4,750 contributed by Noel to Ms. Brenner's account in the Company's 401(k) Plan plus (ii) $72,268, the amount of the benefit to Ms. Brenner of the payment by the Company of a life insurance premium with respect to split dollar life insurance, calculated in accordance with the SEC guidelines. Does not include director's fees of $21,083 paid by Carlyle with respect to service by Mr. Brenner on the Board of Directors thereof.

(17) On May 31, 1995, Simmons granted Ms. Brenner an option to purchase 2,500 shares of common stock. On November 14, 1995, Lincoln Snacks granted Ms. Brenner an option to purchase 5,000 shares of common stock.

(18) Consists of premiums for supplemental long-term disability insurance reported as compensation income of the Named Officers, plus taxes thereon paid on behalf of the Names Officer.

(19) On January 19, 1994, Simmons granted Ms. Brenner an option to purchase 15,000 shares of common stock of Simmons. On June 20, 1994, in connection with Ms. Brenner assuming the duties of Chairman and Chief Executive Officer of Lincoln Snacks, Noel granted Ms. Brenner an option to purchase 200,000 shares of Lincoln Snacks common stock held by Noel. On November 17, 1994, Lincoln Snacks granted Ms. Brenner an option to purchase 2,500 shares of common stock of Lincoln Snacks.

(20) In 1996, Mr. Pryor was granted options to purchase 1,000 shares of common stock of Carlyle.

(21) Consists of (i) $4,750 contributed by the Company to Mr. Pryor's account in the Company's 401(k) Plan plus (ii) $76,072, the amount of the benefit to Mr. Pryor of the payment by the Company of a life insurance premium with respect to split dollar life insurance, calculated in accordance with SEC guidelines. Does not include director's fees of an aggregate of $33,917 paid in 1996 to Mr. Pryor by Carlyle ($20,917) and HealthPlan Services ($13,000) with respect to service on the Board of Directors of such entities and certain committees thereof.

(22) In January 1995, Noel granted Mr. Pryor an option to purchase 100,000 shares of Common Stock. In addition, 1995, HealthPlan Services granted Mr. Pryor options to purchase 12,000 shares of common stock of HealthPlan Services.

(23) Consists of amounts contributed by the Company to Mr. West's account in the Company's 401(k) Plan.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

        Karen Brenner, a Managing Director of Noel, is party to an employment agreement with Noel dated March 1, 1996. This agreement replaces the agreement with Noel dated March 22, 1995 (except with respect to the vesting provisions of a certain option which provisions remain in full force and effect). The agreement provides for Ms. Brenner's performance of such executive duties, in connection with Noel and such entities in which Noel holds interests (the "Noel Entities"), as may from time to time be reasonably assigned to her by the Board or the Chief Executive Officer of Noel, and Ms. Brenner is required to devote an average of four days a week to the performance of such duties. The term of the agreement is for two years ending March 1, 1998, and may be extended by mutual agreement of the parties. The agreement provides for a base salary of $350,000 per year. Ms. Brenner is eligible for all benefits available to Noel executives generally, is entitled to reimbursement of expenses reasonably incurred by her in performing her duties, and is eligible for such bonuses as Noel, in its sole discretion may award her. Ms. Brenner's salary is in addition to and is not offset by any compensation paid to her by any of the Noel Entities other than Noel. As additional compensation, Noel has agreed to pay to the insurer the premiums through 1999 under Ms. Brenner's split dollar life insurance agreement dated as of May 17, 1995. At the conclusion of the term, Noel has agreed to pay to Ms. Brenner an amount equal to twelve months' base pay at her then current rate, payable in equal installments over the twelve months following the conclusion of the term and, to the extent practicable, Ms. Brenner will continue to receive, during such twelve month period, the same benefits that would have been available to her had she remained a Noel employee during that time. To the extent that such benefits, including medical insurance and 401(k) contributions are not available to her, Noel has agreed to provide Ms. Brenner with the cash equivalent or funds which, as nearly as may be practicable and reasonable, will enable her to obtain reasonably equivalent benefits. The foregoing provisions relating to the receipt of payments, benefits or their equivalents from and after the term shall not apply in the event Ms. Brenner shall have been discharged for "cause" (as defined) or if Ms. Brenner voluntarily resigns. However, Ms. Brenner is entitled to such payments, benefits and equivalents if the term is ended due to her death or disability.

        On June 20, 1994, in connection with Ms. Brenner assuming the duties of Chairman and Chief Executive Officer of Lincoln Snacks, Noel granted Ms. Brenner an option to purchase 200,000 shares of Lincoln Snacks common stock at a price of $1.50 per share. The option to purchase 100,000 of such shares vested and was exercisable immediately upon grant; the option to purchase the additional 100,000 shares vested rateably over the six month period following the date of grant, and will be exercisable at the earlier to occur of (a) the eighth anniversary of the date of grant provided Ms. Brenner has continued to serve as Chief Executive Officer of Lincoln Snacks continuously throughout such period, or (b) one-third from and after the date the stock price reaches $3.00, an additional one-third from and after the date the stock price reaches $4.00, and the final one-third from and after the date the stock price reaches $5.00. Options to purchase 166,667 of such shares are currently exercisable. The foregoing options terminate on the earlier to occur of (i) the fourth anniversary of the date Ms. Brenner ceases to serve as Chief Executive Officer of Lincoln Snacks, and (ii) ten years after the date of grant. The shares purchasable by Ms. Brenner pursuant to the foregoing options have been registered under the Securities Act of 1933, as amended, permitting the resale of such shares to the public following exercise of such options by Ms. Brenner.

OPTION/SAR GRANTS DURING 1996

        No individual grants of options and warrants were made by the Company during the fiscal year ended December 31, 1996 to any of the Named Officers.

OPTION EXERCISES DURING 1996 AND FISCAL YEAR END OPTION VALUES

        The following table provides information related to options and warrants exercised by the Named Officers during 1996 and the number and value of unexercised options and warrants held by the Named Officers at year-end. Noel does not have any outstanding stock appreciation rights.



                                                                                                      VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                                    OPTIONS, WARRANTS/SARS AT        OPTIONS, WARRANTS/SARS
                                                                    FISCAL YEAR-END (#)(1)          AT FISCAL YEAR-END ($)(2)
                                                                 ---------------------------     ----------------------------
                         Shares Acquired
NAME                     on Exercise (#)    Value Realized ($)   Exercisable     Unexercisable   Exercisable     Unexercisable
----                     ---------------    ------------------   -----------     -------------   -----------     -------------

Stanley R. Rawn, Jr.           -0-                  -0-          248,334             80,000        355,844       110,000

Joseph S. DiMartino            -0-                  -0-          608,334            200,000      1,225,844       400,000

Karen Brenner                  -0-                  -0-          233,334                -0-        723,569          -0-

Samuel F. Pryor, IV            -0-                  -0-          273,334             60,000        793,569       105,000

Todd K. West                   -0-                  -0-           50,000                -0-        155,050          -0-


---------------

    (1) The number of exercisable and unexercisable options set forth in the above table differs from the number reflected in the table on page 3 because the information in the above table is as of December 31, 1996.

    (2)  Based on a closing price on December 31, 1996 of $7.00 per share.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Decisions regarding compensation of the Company's executives are generally made by the three-member Compensation Committee which is currently comprised of James K. Murray, Jr., Samuel F. Pryor, III and James A. Stern. Each member of the Compensation Committee is a non-employee director. Samuel F. Pryor, III, a member of the Compensation Committee, does not participate in the determination of the compensation payable to his son, Samuel F. Pryor, IV, who is a Managing Director of the Company.

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), set forth below is a report submitted by the members of the Compensation Committee addressing the Company's compensation policies for 1996 as they affected the Company's executive officers generally and, in particular, as they affected Stanley R. Rawn, Jr. who serves as Chief Executive Officer.

COMPENSATION POLICIES REGARDING EXECUTIVE OFFICERS

        The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation adequate to retain qualified executives to implement the Plan, to recognize individual contributions to the successful implementation of the Plan, and to align management's and shareholders' interests in the implementation of the Plan. Compensation paid to the Company's executive officers for 1996 consisted primarily of base annual salary and bonus. In view of the adoption of the Plan by the Board of Directors on May 21, 1996, long-term incentives to executive officers to enable them to share in the future growth of the Company's business were no longer appropriate. Accordingly, no options or warrants were granted to any of the Company's executive officers during 1996. The Company sponsors a 401(k) Plan and a Supplemental Executive Retirement Plan to assist in retaining qualified executives during the implementation of the Plan.

        The Compensation Committee believes that the functions performed by the Company's executive officers are comparable to those performed by high ranking executives of financial organizations such as investment banking firms, investment partnerships, banks (specifically bank executives concentrating on investment activities) and similar organizations. The Compensation Committee also believes that the Company competes with such organizations for qualified executives and is therefore required to adopt competitive compensation structures. Hence, in determining the compensation payable to the Company's executive officers, the Compensation Committee considers on an informal basis the prevailing levels of compensation paid by such financial organizations, as well as the individual contributions to the Company which each of the executives has made and would be expected to make in the implementation of the Plan, and such other factors as the Committee may deem relevant at the time of making such determinations.

        Base salaries for the Company's executive officers in 1996 were determined by the Compensation Committee. In setting such base salaries, the Compensation Committee considered the factors set forth in the immediately preceding paragraph.

        The Compensation Committee's determination of annual bonuses is based both on the level of compensation paid by such competing financial institutions, as well as the Compensation Committee's informal evaluation of subjective criteria of individual performance and results of creating value for shareholders. Such subjective performance criteria encompass evaluation of each executive officer's overall contribution to achievement of the Company's business objectives, the executive officer's managerial ability, and the executive officer's performance in any special projects that the officer may have undertaken. The Compensation Committee evaluated performance under these subjective criteria and determined the amount of certain executive officers' 1996 annual bonuses after informal discussions with other members of the Board of Directors. In the case of the executive officers who were awarded bonuses with respect to 1996, the Compensation Committee considered primarily the part played by such executive officers in the accomplishments of the Company in 1996, including, with respect to Mr. DiMartino the leadership provided by Mr.
DiMartino, not only to Noel in connection with the Plan, but also during critical periods in connection with entities in which Noel holds substantial interests, and with respect to Ms. Brenner, her valuable work in light of the Company's impending liquidation.

        The Company's 401(k) Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Company, subject to such legal limitations. Except to the extent that participants elect to invest their individual accounts in Noel's Common Stock, benefits under the 401(k) Plan are not tied to Company performance.

        The Company's Supplemental Executive Retirement Plan ("Supplemental Plan") provides additional retirement income and death benefits to employees designated by the Compensation Committee. Currently, Mr. Bennett is the sole participant in the Supplemental Plan and Mr. Bennett will be entitled to receive, at Noel's option, either $300,000 per annum for a period of fifteen years commencing at age 65 or the cash surrender value of such insurance policy on Mr. Bennett's life which Noel could obtain by the payment of $60,000 per year for five years. Mr. Bennett's status as an employee terminated on December 31, 1996. The Company's arrangements with Mr. Bennett contemplate the commutation of this obligation to make payments to a single lump sum payment. The Company is presently negotiating with Mr. Bennett as to the exact amount and terms of such payment.

1996 COMPENSATION OF CHIEF EXECUTIVE OFFICER

        SEC regulations require that the Compensation Committee disclose the Compensation Committee's bases for compensation reported for Mr. Rawn in 1996 and to discuss the relationship between such compensation and the Company's performance during the last fiscal year.

        The Company's employment arrangement with Mr. Rawn provides for no salary (other than the amount which Mr. Rawn would have been entitled to receive as a non-employee director but for the fact that he is an employee) and does not provide for any annual bonus. Mr. Rawn refused to accept any such compensation in view of the award of the warrant to purchase 320,000 shares of Common Stock granted to him on March 9, 1995. Accordingly, the only cash paid to Mr. Rawn was $13,000. Hence there is no direct relationship between the amount of such compensation and measurable objective criteria of the Company's performance in 1996.


SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

James K. Murray, Jr.          Samuel F. Pryor, III               James A. Stern



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 1996 were Messrs. James
K. Murray, Jr., Samuel F. Pryor, III and James A. Stern. Mr. Murray is President, Chief Executive Officer and a director of HealthPlan Services. Except for Mr. Murray, none of these individuals was an officer or employee of the Company (or any entity which may be deemed to be a subsidiary of Noel under the federal securities laws) during their term of service on the Compensation Committee. Mr. Murray is a director of Noel and the Chairman of Noel's Compensation Committee.

        During 1996, no executive officer of Noel served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Noel or on Noel's Compensation Committee except that Samuel F. Pryor, IV, a Managing Director of Noel, is a director and a member of the Compensation Committee of HealthPlan Services, and Joseph S. DiMartino, the Chairman of Noel, is a director of HealthPlan Services.

        For information regarding the interest of Mr. Pryor, IV in an entity which is a co-investor with Noel in a transaction in Brazil, reference is made to the section entitled "Transactions with Management."

        Davis Polk & Wardwell, a law firm of which Samuel F. Pryor, III is a partner, provides legal services, from time to time, to the Company.

STOCK PERFORMANCE CHART

        The line graph set forth below compares the cumulative total shareholder return (change in stock price plus reinvested dividends) on Noel Common Stock for 1992, 1993, 1994, 1995 and 1996 (from January 30, 1992 through December 31,
1996) with the cumulative total return on the Russell 2000 Index and the Standard & Poor's Manufacturing-Diversified Index over the same period. The comparison assumes $100 was invested on January 30, 1992 in Noel Common Stock and in each of the foregoing indices and that all dividends paid by companies included in each index were reinvested. In the case of dividends in kind, which represent all of the distributions made by Noel to its shareholders, the methodology required by the SEC assumes that on the applicable "ex-dividend date" the value of the securities distributed (valued as of the date of distribution) is reinvested in shares of Noel Common Stock. Because Noel measures the success of its business strategy by reference to the aggregate value of Noel Common Stock plus the value of securities distributed in respect of Noel Common Stock, the following line graph includes an additional line ("Noel Common Stock-Augmented") which calculates value at December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, by adding the value of Noel Common Stock on such date to the value on such date of the securities distributed in respect thereof.


                              [PERFORMANCE GRAPH]



                            1/30/92   12/31/92     12/31/93    12/31/94     12/31/95   12/31/96

Noel
Common                          100         81          104          78           92         99
Stock

Noel
Common                          100         82          102          98          121        135
Stock-
Augmented

Russell 2000                    100        110          131         128          165        192

S&P Manufac-
turing-                         100        104          127         131          185        254
Diversified


                              CERTAIN TRANSACTIONS

        Noel has entered into a number of transactions with certain persons who, at the time of such transactions, might have been deemed control persons or affiliates of Noel. The terms of the transactions set forth are believed by Noel to be comparable to terms that would have been negotiated with nonaffiliated parties. Although Noel may in the future, in connection with the implementation of its Plan of Complete Liquidation and Dissolution, engage in transactions involving asset sales or securities exchanges involving entities owned by Noel or Noel's affiliates to other affiliates, any such transactions are expected to be on terms comparable to transactions with third parties and based on fair values as determined by independent and disinterested members of Noel's Board of Directors.

TRANSACTIONS WITH MANAGEMENT

        In connection with the purchase in 1994 from Noel of certain shares of HealthPlan Services common stock and HealthPlan Services series B preferred stock, William L. Bennett, a current director of Noel and a former Chairman and Chief Executive Officer of Noel, executed a full recourse promissory note payable to Noel in the principal amount of $300,000 (the "Bennett Note"). The Bennett Note does not bear interest prior to January 2, 1998 and is payable in full on the earlier to occur of (i) January 2, 1998, and (ii) 30 days after termination of Mr. Bennett's employment by Noel or by a subsidiary of Noel, as defined by the Bennett Note, except where such termination is a consequence of Mr. Bennett's death or disability, in which case the Bennett Note will be due and payable 180 days after such termination. As security for repayment of the Bennett Note, Mr. Bennett pledged to Noel the HealthPlan Services securities purchased by him with the proceeds of the Bennett Note.

        In March, 1996, Ferrovia Novoeste, S.A., a Brazilian corporation ("Novoeste"), was the successful bidder, at approximately $63.6 million, for the concession to operate the Brazilian federal railroad's western network. The purchase of the network, which closed in July 1996, consisted of a 30-year concession and a lease of the federal railroad's equipment. The western network links Bauru, in Sao Paulo state, with Corumba on the Bolivian border, and covers approximately 1,000 miles of track. The principal investors in Novoeste include Noel, Chase Latin America Equity Associates, L.P. ("Chase"), Brazil Rail Partners, Inc. ("BRP Inc."), Western Rail Investors LLC ("WRI") and Brazilian Victory LLC ("Victory"). Noel's and Chase's investment in Novoeste are approximately $8.0 million each, Victory's investment is approximately $2.0 million, WRI's investment is approximately $1.6 million, and BRP Inc.'s investment is approximately $1.4 million. Samuel F. Pryor, IV, a Managing Director of Noel, is an executive officer, director and the beneficial owner of a significant percentage of the voting stock of BRP Inc. Victory is a wholly-owned subsidiary of Hudson River Capital LLC ("Hudson River"). Stanley R. Rawn, Jr., the Chief Executive Officer and a director of Noel, and Herbert M. Friedman, a director of Noel, are directors and equity holders of Hudson River.

        The principal investors in Novoeste (including Noel) have entered into an agreement effective as of March 1, 1996 (the "Services Agreement") with Brazil Rail Partners, L.L.C. ("BRP LLC") pursuant to which such investors will cause Novoeste, among other things (i) to pay to BRP LLC $500,000 per annum for the first five years of the term of the agreement, with such additional annual payments (not to be less than $250,000 per annum) to be made over the remaining five year term of the agreement as shall be agreed upon by the parties; (ii) to provide funds to BRP LLC to facilitate the exercise of options to be granted to BRP LLC to purchase shares of Novoeste; and (iii) to reimburse BRP LLC for certain expenses incurred in the performance of its obligations thereunder. In addition, the Services Agreement also contains provisions relating to "gross-up" for certain Brazilian taxes payable and acknowledges that BRP LLC will be issued options to purchase shares of Novoeste pursuant to a prior agreement of such investors. Samuel F. Pryor, IV, a Managing Director of Noel, is an executive officer, director and a significant equity holder of BRP LLC. It is intended that the payments due to BRP LLC relating to the Services Agreement will be paid by Novoeste following the approval by certain Brazilian governmental authorities of an agreement entered into by Novoeste and BRP LLC (the "Technical

Services Agreement"), relating to the provision of certain technical services by BRP LLC to Novoeste, which approval has not yet been obtained. Accordingly, no payments have yet been made by Novoeste to BRP LLC. To permit BRP LLC to provide necessary services to Novoeste the principal investors of Novoeste (including
Noel) have advanced $600,000 to BRP LLC to enable BRP LLC to pay its expenses pending approval of the Technical Services Agreement. Noel's share of such advance is $228,570. This advance is repayable to the principal investors only out of funds received by BRP LLC from Novoeste. It is anticipated that the advance will be repaid by BRP LLC when BRP LLC receives payment from Novoeste, which is anticipated to occur following approval of the Technical Services Agreement.

        As of December 31, 1996, Noel had also advanced $494,424 in expenses relating to the acquisition of Novoeste. It is anticipated that such amount will be borne proportionately by the equity holders of Novoeste, and that the amount will be repaid to Noel by an escrow account maintained for such equity holders.

TRANSACTIONS INVOLVING THE PROSPECT GROUP, INC.

        Messrs. Friedman, Niven, Rawn and Samuel F. Pryor, III, directors of Noel, and Samuel F. Pryor, IV, an executive officer of Noel, are directors of Prospect, which filed a Certificate of Dissolution with the Secretary of State of Delaware on March 24, 1997. Messrs. Todd K. West and Samuel F. Pryor, IV are executive officers of both Noel and Prospect. Noel currently rents office space at 667 Madison Avenue from Prospect pursuant to a sublease expiring in 1998 at a rent of approximately $42,000 per month, which amount is substantially equivalent to that paid by Prospect for such space.

OTHER TRANSACTIONS

        In 1996, Noel paid an aggregate of $532,100 and certain entities which may be deemed to be subsidiaries of Noel under the federal securities laws paid an aggregate of $97,475, for legal services rendered to them by the law firm of Zimet, Haines, Friedman & Kaplan, of which Herbert M. Friedman is a partner. Davis Polk & Wardwell, of which Samuel F. Pryor, III, is a partner, also provides legal services, from time to time, to Noel.

                                    AUDITORS

        Arthur Andersen LLP, independent public accountants, were selected to audit the financial statements of the Company for the year ending December 31, 1996. The Company's policy is to select the independent public accountants to audit the current year's financial statements at the end of the current year. Accordingly, no independent public accountants have been selected to audit the financial statements of the Company for the year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1998, must be received by the Company at 667 Madison Avenue, New York, New York 10021 by December 26, 1997, to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders on request and may be obtained by writing to: Noel Group, Inc., 667 Madison Avenue, New York, New York 10021, Attention: Mr. Todd K. West, Secretary.

                                 OTHER BUSINESS

        The Board of Directors does not know of any matter to be brought before the Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy by the Board of Directors will vote all proxies which have been properly executed. If any matters other than those set forth in the Notice of Annual Meeting are properly brought before the Meeting, such persons will vote thereon in accordance with their best judgment.

                                     By Order of the Board of Directors


                                     TODD K. WEST
                                     Secretary

                                  APPENDIX 1

                                 [PROXY CARD]

                                NOEL GROUP, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  Annual Meeting of Shareholders, May 20, 1997

     The undersigned shareholder of NOEL GROUP, INC., a Delaware corporation (the "Company"), hereby appoints Joseph S. DiMartino, Stanley R. Rawn, Jr. and Todd K. West, or any of them voting singly in the absence of the others, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on May 20, 1997 at 10:00 A.M. (local time) or any adjournment thereof, in accordance with the following instructions:


                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" nominees in Proposal No. 1.


Please mark your votes
as indicated in this example      [ X ]



1. PROPOSAL NO. 1-ELECTION OF DIRECTORS


  FOR all nominees              WITHHOLD
(except as marked to            AUTHORITY
   the contrary)               to vote for
                               all nominees

       [ ]                         [ ]


Livio M. Borghese               James K. Murray, Jr.        James A. Stern
Joseph S. DiMartino             James G. Niven              Edward T. Tokar
Vincent D. Farrell, Jr.         Samuel F. Pryor, III
Herbert M. Friedman             Stanley R. Rawn, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

________________________________________________________________________________

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as name appears hereon.

Dated: ____________________________ , 1997

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING ENCLOSED ENVELOPE.

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                              FOLD AND DETACH HERE


                            STATEMENT OF DIFFERENCES
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      The registered trademark symbol shall be expressed as ..........'r'